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    As filed with the Securities and Exchange Commission on December 4, 2001




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            LITTLE SWITZERLAND, INC.
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             (Exact name of registrant as specified in its charter)

                Delaware                        66-0476514
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(State or other jurisdiction of                (I.R.S. Employer
incorporation of organization)                 Identification No.)

          162-B Crown Bay Cruise Ship Port, St. Thomas, U.S.V.I. 60802
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                    (Address of principal executive offices)

       The Little Switzerland, Inc. 2000 Stock Option and Incentive Plan
          and 625,000 shares of Common Stock of the Registrant issuable pursuant to other equity-based compensation arrangements
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                            (Full title of the plan)

 Patrick J. Hopper, Little Switzerland, Inc., 162-B Crown Bay Cruise Ship Port,
                      St. Thomas, U.S.V.I., (340) 776-2010
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            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                               Jack Jackson, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                               New York, NY 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE

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                                          Proposed      Proposed
                                           maximum       maximum
                            Number of     offering      aggregate    Amount of
   Title of securities    Shares to be    price per     offering    registration
    to be registered       registered     unit (a)      price (a)     fee (a)
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Common Stock, par value     2,325,000       $1.58      $3,673,500     $877.97
$.01 per share
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(a)   Registration fees were calculated in accordance with Rule 457(c) under the
      Securities Act. Calculation based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board on November 28, 2001.

      THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      Little Switzerland, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission") (Commission File No. 0-19369):

      (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended May 26, 2001;

      (b) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 25, 2001; and

      (c) the description of the Registrant's common stock, $.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A.

      In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not required for the Common Stock, which is registered under Section 12 of the Exchange Act.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant has the power to indemnify directors and officers, under certain prescribed circumstances and subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant, if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

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      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article V of the Company's By-laws provides that directors or officers of the Company, or others serving as a director, officer, employee or agent of another enterprise at the direction of the Registrant, shall be indemnified to the full extent permitted by the DGCL. In addition, Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant provides that directors of the Registrant shall not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is not permitted by the DGCL. Article VIII further provides that personal liability of directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL.

      The Registrant also has insurance policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

ITEM 9.     UNDERTAKINGS.

The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;


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                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Thomas, U.S.V.I., as of November 30, 2001.

                                       LITTLE SWITZERLAND, INC.


                                       By: /s/ Robert L. Baumgardner
                                           -------------------------------------
                                           Robert L. Baumgardner
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes Robert L. Baumgardner, his true and lawful attorney-in-fact with full power to execute in the name of each such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by such attorney-in-fact to any and all amendments to this Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of November 30, 2001 by the following persons in the capacities indicated:

SIGNATURE                                TITLE



/s/ Robert L. Baumgardner                President and Chief Executive Officer
--------------------------------         (Principal executive officer)
Robert L. Baumgardner


/s/ Seymour Holtzman                     Director
--------------------------------
Seymour Holtzman


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/s/ Patrick Dorsey                        Director
--------------------------------
Patrick Dorsey


/s/ Patrick J. Hopper                    Chief Financial Officer (Principal
--------------------------------         financial and accounting officer)
Patrick J. Hopper


/s/ James Quinn                          Director
--------------------------------
James Quinn



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                                  EXHIBIT INDEX


Exhibit No.
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    5               Opinion of Proskauer Rose LLP.

    10.1            The Little Switzerland, Inc. 2000 Stock Option and
                    Incentive Plan, filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 24, 2001, and incorporated herein by reference thereto.

    23(a)           Consent of Proskauer Rose LLP (included in Exhibit 5).

    23(b)           Consent of PricewaterhouseCoopers LLP.

    23(c)           Consent of Arthur Andersen LLP.

    24 Power of Attorney (included in the signature page of this Registration Statement).

    99.1 Form of Stock Option Agreement in respect of common stock issuable pursuant to various equity-based compensation arrangements.



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